Exhibit 99.1

Encore Capital Group Announces First Quarter 2017 Financial Results

•	Improved pricing and supply in the U.S. market driving better returns

•	Higher purchase price multiples reflect more efficient capital deployment

SAN DIEGO, May 4, 2017 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers across a broad range of assets, today reported consolidated financial results for the first quarter ended March 31, 2017.
“The U.S. market for charged off receivables continues to improve as growing supply and lower prices, along with improved liquidations, contribute to increasingly favorable returns,” said Kenneth A. Vecchione, President and Chief Executive Officer. “We achieved a first quarter purchase price multiple of 2.0 for new defaulted credit card portfolios, a level we haven’t seen since 2013. We believe we are well positioned to continue to benefit from these increasingly favorable trends, allowing us to take further advantage of our capital availability and collections capacity.”
“Internationally, we had a strong deployment quarter in Europe and preparation for a potential IPO for our subsidiary Cabot Credit Management announced in February remains on track. We’ve also reached a milestone overseas as the Encore Asset Reconstruction Company is now operational and has recently completed initial small purchases in the Indian debt buying market. Our deployment will be slow and measured initially as we gain comfort with this substantial market opportunity.”
Key Financial Metrics for the First Quarter of 2017:

•	Estimated Remaining Collections (ERC) grew $184 million compared to the same period of the prior year, to $5.85 billion.

•	Investment in receivable portfolios was $219 million, including $123 million in the U.S., compared to $257 million deployed overall in the same period a year ago.

•	Gross collections declined 2% to $441 million, compared to $448 million in the same period of the prior year.

•
Total revenues were $272 million, compared to $289 million in the first quarter of 2016, with the difference primarily driven by currency effects and the trailing impact of the allowance charge taken in the third quarter of last year in Europe.

•
Total operating expenses decreased 5% to $196 million, compared to $206 million in the same period of the prior year, reflecting the benefits of strategic cost management programs. Adjusted operating expenses decreased 1% to $167 million, compared to $169 million in the same period of the prior year.

•	Adjusted operating expenses per dollar collected for the portfolio purchasing and recovery business, also known as cost-to-collect, was 37.8%, compared to 37.7% in the same period of the prior year.

•	Total interest expense decreased to $49.2 million, as compared to $50.7 million in the same period of the prior year.

•
GAAP net income from continuing operations attributable to Encore was $22.3 million, or $0.85 per fully diluted share, as compared to $28.9 million, or $1.12 per fully diluted share in the same period a year ago.

•	Adjusted income from continuing operations attributable to Encore was $24.8 million, compared to $34.4 million in the first quarter of 2016.

Encore Capital Group, Inc.

•	Adjusted income from continuing operations attributable to Encore per share (also referred to as Economic EPS) was $0.95, compared to $1.33 in the same period of the prior year.

•	Available capacity under Encore’s domestic revolving credit facility, subject to borrowing base and applicable debt covenants, was $269 million as of March 31, 2017.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, May 4, 2017, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, presenting and discussing the reported results.

Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 10372377. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income from continuing operations attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers across a broad range of assets. Through its subsidiaries, Encore purchases portfolios of consumer receivables from major banks and credit unions.

Encore partners with individuals as they repay their obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, the company is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire

Encore Capital Group, Inc.

4500. More information about Encore can be found at http://www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$159,931	$149,765
Investment in receivable portfolios, net	2,436,018	2,382,809
Property and equipment, net	71,805	72,257
Deferred court costs, net	71,334	65,187
Other assets	229,166	215,447
Goodwill	796,408	785,032
Total assets	$3,764,662	$3,670,497
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$224,788	$234,398
Debt	2,870,607	2,805,983
Other liabilities	29,794	29,601
Total liabilities	3,125,189	3,069,982
Commitments and contingencies
Redeemable noncontrolling interest	47,342	45,755
Redeemable equity component of convertible senior notes	312	2,995
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,728 shares and 25,593 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	257	256
Additional paid-in capital	113,532	103,392
Accumulated earnings	580,957	560,567
Accumulated other comprehensive loss	(93,773)	(104,911)
Total Encore Capital Group, Inc. stockholders’ equity	600,973	559,304
Noncontrolling interest	(9,154)	(7,539)
Total equity	591,819	551,765
Total liabilities, redeemable equity and equity	$3,764,662	$3,670,497
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$65,195	$55,823
Investment in receivable portfolios, net	1,010,495	972,841
Property and equipment, net	18,642	19,284
Deferred court costs, net	24,025	22,760
Other assets	78,465	79,767
Goodwill	594,547	584,868
Liabilities
Accounts payable and accrued liabilities	$95,987	$99,689
Debt	1,577,785	1,514,799
Other liabilities	1,017	1,921

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Revenue from receivable portfolios, net	$251,970	$270,094
Other revenues	19,971	18,923
Total revenues	271,941	289,017
Operating expenses
Salaries and employee benefits	68,278	69,642
Cost of legal collections	47,957	54,308
Other operating expenses	26,360	26,343
Collection agency commissions	11,562	10,120
General and administrative expenses	33,318	35,239
Depreciation and amortization	8,625	9,861
Total operating expenses	196,100	205,513
Income from operations	75,841	83,504
Other (expense) income
Interest expense	(49,198)	(50,691)
Other income	602	7,124
Total other expense	(48,596)	(43,567)
Income from continuing operations before income taxes	27,245	39,937
Provision for income taxes	(12,067)	(10,148)
Income from continuing operations	15,178	29,789
Loss from discontinued operations, net of tax	(199)	(3,182)
Net income	14,979	26,607
Net loss (income) attributable to noncontrolling interest	7,119	(913)
Net income attributable to Encore Capital Group, Inc. stockholders	$22,098	$25,694
Amounts attributable to Encore Capital Group, Inc.:
Income from continuing operations	$22,297	$28,876
Loss from discontinued operations, net of tax	(199)	(3,182)
Net income	$22,098	$25,694

Earnings (loss) per share attributable to Encore Capital Group, Inc.:

Basic earnings (loss) per share from:
Continuing operations	$0.86	$1.13
Discontinued operations	$(0.01)	$(0.12)
Net basic earnings per share	$0.85	$1.01
Diluted earnings (loss) per share from:
Continuing operations	$0.85	$1.12
Discontinued operations	$—	$(0.13)
Net diluted earnings per share	$0.85	$0.99

Weighted average shares outstanding:
Basic	25,876	25,550
Diluted	26,087	25,868

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2017	2016
Operating activities:
Net income	$14,979	$26,607
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of income taxes	322	3,182
Depreciation and amortization	8,625	9,861
Other non-cash expense, net	11,666	9,533
Stock-based compensation expense	750	3,718
Loss (gain) on derivative instruments, net	238	(5,399)
Deferred income taxes	(4,040)	(21,588)
Reversal of allowances on receivable portfolios, net	(2,132)	(2,191)
Changes in operating assets and liabilities
Deferred court costs and other assets	(2,413)	1,233
Prepaid income tax and income taxes payable	15,260	18,824
Accounts payable, accrued liabilities and other liabilities	(16,095)	(14,023)
Net cash provided by operating activities from continuing operations	27,160	29,757
Net cash provided by operating activities from discontinued operations	—	2,096
Net cash provided by operating activities	27,160	31,853
Investing activities:
Proceeds from divestiture of business, net of cash divested	—	106,041
Purchases of receivable portfolios, net of put-backs	(222,885)	(280,990)
Collections applied to investment in receivable portfolios, net	189,665	180,796
Purchases of property and equipment	(6,081)	(2,569)
Payments to acquire interest in affiliates	(8,805)	—
(Payments for) proceeds from derivative instruments, net	(1,942)	1,508
Other, net	1,057	(675)
Net cash (used in) provided by investing activities from continuing operations	(48,991)	4,111
Net cash provided by investing activities from discontinued operations	—	14,685
Net cash (used in) provided by investing activities	(48,991)	18,796
Financing activities:
Payment of loan costs	(2,742)	(1,395)
Proceeds from credit facilities	199,962	188,516
Repayment of credit facilities	(258,073)	(236,372)
Repayment of senior secured notes	(3,087)	(3,750)
Proceeds from issuance of convertible senior notes	150,000	—
Repayment of convertible senior notes	(60,406)	—
Proceeds from convertible hedge instruments	5,580	—
Taxes paid related to net share settlement of equity awards	(2,065)	(3,354)
Other, net	(876)	(5,132)
Net cash provided by (used in) financing activities	28,293	(61,487)
Net increase (decrease) in cash and cash equivalents	6,462	(10,838)
Effect of exchange rate changes on cash and cash equivalents	3,704	1,858
Cash and cash equivalents, beginning of period	149,765	153,593
Cash and cash equivalents, end of period	159,931	144,613

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income From Continuing Operations Attributable to Encore to GAAP Net Income From Continuing Operations Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended March 31,
	2017		2016
	$	Per Diluted Share— Accounting and Economic	$	Per Diluted Share— Accounting and Economic
GAAP net income from continuing operations attributable to Encore, as reported	$22,297	$0.85	$28,876	$1.12
Adjustments:
Convertible notes non-cash interest and issuance cost amortization	3,014	0.12	2,909	0.11
Acquisition, integration and restructuring related expenses(1)	855	0.04	3,059	0.12
Settlement fees and related administrative expenses(2)	—	—	2,988	0.12
Amortization of certain acquired intangible assets(3)	560	0.02	1,074	0.04
Income tax effect of the adjustments(4)	(1,489)	(0.06)	(3,283)	(0.13)
Adjustments attributable to noncontrolling interest(5)	(482)	(0.02)	(1,218)	(0.05)
Adjusted income from continuing operations attributable to Encore	$24,755	$0.95	$34,405	$1.33
________________________

(1)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
Amount represents litigation and government settlement fees and related administrative expenses. For the three months ended March 31, 2016, amount consists of settlement and administrative fees related to certain TCPA settlements. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(4)	Amount represents the total income tax effect of the adjustments, which is calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred.

(5)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

Encore Capital Group, Inc.

	Three Months Ended March 31,
	2017	2016
GAAP total operating expenses, as reported	$196,100	$205,513
Adjustments:
Stock-based compensation expense	(750)	(3,718)
Operating expenses related to non-portfolio purchasing and recovery business(1)	(27,946)	(26,885)
Acquisition, integration and restructuring related expenses(2)	(855)	(3,059)
Settlement fees and related administrative expenses(3)	—	(2,988)
Adjusted operating expenses related to portfolio purchasing and recovery business	$166,549	$168,863
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)	Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents litigation and government settlement fees and related administrative expenses. For the three months ended March 31, 2016, amount consists of settlement and administrative fees related to certain TCPA settlements. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.